Exhibit 10.32

CERTAIN INFORMATION IN THIS DOCUMENT HAS BEEN OMITTED AND FILED

SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

SUCH OMISSIONS DENOTED WITH [***].

SETTLEMENT AND RESTATED SUPPLY AGREEMENT

between

F. Hoffmann-La Roche Ltd

Grenzacherstrasse 124

4070 Basel

Switzerland

– “FHLR” –

Roche Diagnostics GmbH

Sandhofer Strasse 116

68161 Mannheim

Germany

– “RDG” –

Roche Diagnostics Operations, Inc.

Hague Road

Indianapolis, IN

USA

– “RDO” –

FHLR, RDG and RDO collectively referred to as “Roche”

And

OraSure Technologies, Inc.

220 East First Street

Bethlehem, PA 18015

U.S.A.

– “OraSure” –

Dated as of November 18, 2013 (the “Effective Date”). OraSure, FHLR, RDG and RDO are

referred to herein separately as a “Party” and collectively as the “Parties.”

2/50

WHEREAS,	OraSure and RDO, RDG and FHLR entered into a Joint Development and Cross-License Agreement, dated August 14, 2008 (the “Development Agreement”), and OraSure and FHLR entered into a Commercialization and Supply Agreement, dated as of December 22, 2009 (the “Commercialization Agreement”);

WHEREAS,	by letter dated November 22, 2012, Roche notified OraSure that it is terminating both the Development Agreement and Commercialization Agreement and, by letter dated December 21, 2012, OraSure advised Roche that it believes Roche is not permitted to terminate such Agreements and the Parties have since then disagreed on the validity of the termination; and

WHEREAS,	the Parties wish to settle such disputes amicably and restate their on-going relationship in one single agreement containing the terms and conditions set forth in this Settlement and Restated Supply Agreement (this “Agreement”).

NOW, THEREFORE, in consideration of the mutual covenants and obligations contained herein and intending to be legally bound hereby, the Parties agree as follows.

1.	DEFINITIONS

For the purpose of this Agreement, the terms set forth below shall be defined as follows:

Affiliate

means

(a)    an organization, which directly or indirectly controls a Party;

(b)    an organization, which is directly or indirectly controlled by a Party;

(c)    an organization, which is controlled, directly or indirectly, by the ultimate parent company of a Party.

Control as per (a) to (c) is defined as owning 50% (fifty percent) or more of the voting stock of a company or having otherwise the power to govern the financial and the operating policies or to appoint the management of an organization.

With respect to Roche the term “Affiliate” shall not include Chugai Pharmaceutical Co., Ltd, 1-1, Nihonbashi-Muromachi 2-chome, Chuo-ku, Tokyo, 103-8324, Japan, unless Roche opts for such inclusion by giving written notice to OraSure.

Agreement	means this Agreement and all annexes hereto, in each case as amended from time to time.

Application	means, with respect to an Immunoassay and a Platform, all know- how, specifications, methods, instructions, processes, software, or data for processing such Immunoassay with such Platform.

3/50

Business Day	means any day other than (a) Saturday or Sunday or (b) any statutory holiday in Germany, or holiday in the United States on which offices of the Federal Reserve Bank of Philadelphia are required to be closed.

Calibrators	means the calibrators and controls developed by OraSure under the Development Agreement for use in performing the Immunoassays on the Platforms, including all modifications and improvements to the calibrators and controls.

Calibrator Specifications	means the final specifications reflected in the FDA-approved or cleared application for each Calibrator, as attached hereto as Exhibit B.

Commercialization Agreement	means the Commercialization and Supply Agreement dated December 22, 2009, as amended.

Confidential Information	means the terms and conditions of this Agreement and all information and data, regardless of form, provided by a Party (the “Disclosing Party”) to the other (the “Receiving Party”) under the terms of this Agreement or regarding the purpose of this Agreement, either of a business or technical nature, and which information is clearly marked confidential or if disclosed orally is declared by the originator as confidential and summarized in writing within thirty (30) days from the day of disclosure.

Controlled	means, at any time with respect to a particular item, material, information or Intellectual Property Rights, that at such time a Party (a) owns or has a right or license to and (b) has the ability to make available and license or sublicense (as the case may be) to the other Party, such item, material, information or Intellectual Property Rights.

Development Agreement	means the Joint Development and Cross-License Agreement dated August 14, 2008.

DOA Detection	means the detection of drugs of abuse.

Effective Date	means the date first set forth above.

FDA	means the United States Food and Drug Administration or any successor agency having the administrative authority to regulate the sale or marketing of medical devices in the United States.

FHLR	means F. Hoffmann-La Roche Ltd or any successor.

Fully Automated	means, with respect to an Immunoassay, the suitability of such Immunoassay for processing on a fully automated laboratory instrument.

GMP	means the current good manufacturing practices as specified in the quality system regulations at 21 CFR Part 820 or similar regulatory laws of any applicable Regulatory Authority, as such regulatory laws are in effect at the time of design and/or manufacturing.

4/50

Immunoassay	means a homogenous Fully Automated immunoassay for DOA Detection in Oral Fluid for amphetamines, methamphetamine, cocaine, opiates and PCP, which have been developed by Roche under the Development Agreement and have received 510(k) clearance from the FDA.

Immunoassay Specifications	means the final specifications reflected in the FDA-approved or cleared application for each Immunoassay, attached hereto as Exhibit A.

Indemnified Party and Indemnifying Party	have the meanings set forth in Section 17.5.

Intellectual Property Rights	means all intellectual property rights and other proprietary rights, in any jurisdiction, whether registered or unregistered, including such rights in (a) patents, patent applications, inventions (whether or not patented or patentable) and other industrial property rights, (b) copyrights and other rights associated with works of authorship, (c) trade secrets rights, know-how (whether relating to, without limitation, development, processing, manufacture, use or operation), proprietary techniques, methodologies and processes, rights in confidential information and (d) trademarks, service marks, trade names and other product, service or company identifiers, including such rights in all applications, registrations, extensions, renewals, continuations, continuations-in-part, combinations, divisions and reissues of the foregoing.

Intercept® Device	means (a) the Oral Fluid collection device known as Intercept® developed, manufactured and owned by OraSure for use in DOA Detection, as such device exists as of the Effective Date, (b) the Second Generation Intercept® Device and/or (c) any other future versions or modifications or improvements of any of the foregoing.

Losses	means any losses, liabilities, claims, damages, settlements, judgments, awards, actions, suits and costs whatsoever, including reasonable attorneys’ fees and disbursements and the costs of enforcing any indemnity granted under this Agreement.

Manufacturing Know-How	means, with respect to any Product, any proprietary or non-public know-how, data, information, non-patented inventions, methods, instructions, processes, formulae, expert opinions or similar items Controlled by a Party and used or developed for use in the manufacturing of such Product.

Manufacturing Records	has the meaning set forth in Section 13.2.

5/50

OCC	shall have the meaning set forth in Section 14.2.

Oral Fluid	means mucosal transudate, saliva, or other fluids extracted from the human oral cavity.

OraSure Applications	means the Applications to allow the Immunoassays to be used in connection with those Third Party Platforms allocated to OraSure in any Statement of Work attached as an exhibit to the Development Agreement.

OraSure Background IPR	means any Intellectual Property Right Controlled by OraSure or its Affiliates that: (a) directly relates to the scope of the Project, (b) is or was disclosed to Roche, utilized by either Party in connection with the Project or comprised within, practiced by, or relating to the manufacture or use of any Development (as defined in the Development Agreement) and (c) either (i) was Controlled by OraSure or its Affiliates prior to the commencement of the Project or (ii) during the term of the Development Agreement but wholly independent of the Project was developed or acquired by OraSure or its Affiliates (whether by assignment, under license or otherwise). Without limiting the foregoing, and notwithstanding anything to the contrary in this Agreement, the Parties acknowledge and agree that all Intellectual Property Rights in each of (x) the Antibodies (as defined in the Development Agreement) and Calibrators owned or Controlled by OraSure and in existence as of the effective date (including all related Know-How) of the Development Agreement, (y) the first generation of the Intercept® Device (including rights under US Patent Nos. 5,103,836, 5234001 and 5,335,673, the trademark “Intercept” and all related Know-How) and (z) the Second Generation Intercept® Device owned or Controlled by OraSure and in existence as of the effective date (including all related Know-How) of the Development Agreement constitute OraSure Background IPR.

OraSure Clone	shall have the meaning set forth in Section 9.1.

OraSure IPR	means OraSure Background IPR and such Project IPR comprised in (a) the Intercept® Device or the OraSure Applications or (b) any antibodies, Calibrators or improvements thereto developed solely by OraSure after the effective date of the Development Agreement.

OraSure Releasees and OraSure Releasors	shall have the meanings set forth in Article 19.

Party	means FHLR, RDG, RDO or OraSure.

Person	means any natural person, corporation, firm, business trust, joint venture, association, organization, company, partnership or other business entity, or any governmental or agency or political subdivision thereof.

6/50

Platform	means a Fully Automated laboratory instrument suitable for processing one or more of the Immunoassays for DOA Detection.

Proceeding	means any claim, suit or proceeding.

Product	Means any Immunoassay or Calibrator.

Project	means (a) the design and development of the Immunoassays under the Development Agreement; (b) the development of a Second Generation Intercept® Device (as defined herein) under the Development Agreement to be used in conjunction with such Immunoassays; and (c) the marketing, commercialization, manufacture and distribution of such products under the Commercialization Agreement and this Agreement.

Project IPR	means, subject to the OraSure Background IPR and Roche Background IPR, any and all Intellectual Property Rights conceived, invented, developed or authored (including all such rights in and to Developments) in connection with the Project by any Party, whether alone or together with the other Party, from the time of the commencement of the Project and through the termination of this Agreement. For avoidance of doubt, the Project IPR includes any such Intellectual Property Rights conceived during the Project but reduced to practice after expiration or termination of this Agreement, or invented (as such term is defined under U.S. Patent law) during the Project but which is the subject of a patent application filed after expiration or termination of the Project.

Purchase Order	shall have the meaning set forth in Section 5.5.

Purchaser	means, with respect to a Product, the Party that is purchasing the Product from the other Party in exchange for payment of the applicable Transfer Price.

Quality Requirements	means, with respect to any Product, the quality standards, change procedures, and other practices and requirements set forth in Exhibit C.

RDG	means Roche Diagnostics GmbH or any successor.

RDO	means Roche Diagnostics Operations, Inc. or any successor.

Regulatory Authority	means, with respect to any country or jurisdiction, any governmental authority involved in granting approval of the investigation, manufacture, distribution, marketing, sale, pricing or reimbursement of the Products in that country or jurisdiction, including the FDA in the United States.

Representative	means, for any Party, any employee, director or agent of such Party.

7/50

Roche	means FHLR, RDG and RDO, collectively.

Roche Applications	means the Applications to allow the Immunoassays to be used in connection with the Roche Platforms and certain Hitachi and Olympus platforms.

Roche Background IPR	means any Intellectual Property Right Controlled by Roche or its Affiliates that: (a) directly relates to the scope of the Project, (b) is or was disclosed to OraSure, utilized by either Party in connection with the Project or comprised within, practiced by, or relating to the manufacture or use of any Development (as defined in the Development Agreement) and (c) either (i) was Controlled by Roche or its Affiliates prior to the commencement of the Project or (ii) during the Project Term (as defined in the Development Agreement) but wholly independent of the Project is or was developed or acquired by Roche or its Affiliates (whether by assignment, under license or otherwise). Without limiting the foregoing, and notwithstanding anything to the contrary in this Agreement, the Parties acknowledge and agree that all Intellectual Property Rights in the DAT Microparticle Technology (as defined in the Development Agreement) constitute Roche Background IPR.

Roche IPR	means Roche Background IPR and such Project IPR as is comprised in the Immunoassays and the Roche Applications or is related to any antibodies or improvements thereto developed solely by Roche after the effective date of the Development Agreement.

Roche Platform	means a Platform Controlled by Roche.

Roche Releasees and Roche Releasors	shall have the meanings set forth in Article 19.

Roche Trademarks	shall have the meaning set forth in Section 9.2.

Second Generation Intercept® Device	means the second generation of the Intercept® Device developed by OraSure and known as the Intercept® I2 Oral Fluid collection device, including any modifications or improvements to such device.

[***]	[***]

[***]	[***]

Supplier	means, with respect to a Product, the Party that is supplying the Product to the other Party in exchange for payment of the applicable Transfer Price.

[***]	Portions of this page have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

8/50

Term	has the meaning set forth in Section 15.1.

Third Party	means a Person that is not a Party or an Affiliate of a Party.

Third Party Claim	has the meaning set forth in Section 17.1.

Transfer Price	means the applicable price set forth in Exhibits F-1 and F-2 to be paid by one Party to the other Party for the purchase of a Product.

2.	TERMINATION OF PRIOR AGREEMENTS; ONGOING SUPPLY

2.1	Subject to the provisions of this Agreement, OraSure and Roche agree that all rights and obligations under the Development and the Commercialization Agreement terminate as of the Effective Date of this Agreement. For the avoidance of doubt, all previous agreements between the Parties shall be superseded by this Agreement. Notwithstanding the foregoing, (a) Section 4.1, 4.2, 4.5, 4.6, 4.7, and 4.8 of the Development Agreement shall survive the termination of the Development Agreement; (b) any Products previously supplied by one Party to the other under the Commercialization Agreement shall be subject to and covered by the terms of this Agreement; and (c) any “Confidential Information” (as that term is defined under the Development Agreement and Commercialization Agreement), received or used by the Parties prior to the Effective Date of this Agreement shall be deemed to be “Confidential Information,” as that term is defined herein and such Confidential Information shall be subject to Article 16 hereof.

2.2	During the Term of this Agreement, Roche shall supply to OraSure the Immunoassays under the terms and conditions described in this Agreement.

2.3	During the Term of this Agreement, OraSure shall supply Roche with Calibrators under the terms and conditions described in this Agreement. Roche shall use the Calibrators provided hereunder solely for release testing performed in connection with the manufacture of Immunoassays purchased by OraSure under this Agreement.

3.	ROCHE RIGHTS AND COVENANTS

3.1

Exclusivity. Except as provided below, during the Term of this Agreement and for two years after the expiration or earlier termination of this Agreement, Roche and its Affiliates shall not, directly or indirectly, enter into any written or oral agreement or other arrangement with, or assist, license, support or finance, any Third Party, with respect to the development, commercialization, marketing, manufacture or sale of any homogeneous Fully-Automated Oral Fluid immunoassays for use with an Oral Fluid collection device in DOA Detection and (b) will only sell, promote and use its homogeneous Fully-Automated Oral Fluid immunoassays (including the Immunoassays) with OraSure’s Intercept® Device for DOA Detection and shall not engage in or sponsor any studies regarding or develop any materials that promote the use of the Immunoassays with any collection device other than the Intercept® Device for DOA Detection. Notwithstanding the foregoing, any technical assistance or support that Roche provides to an end-user customer by opening a reagent channel on a Roche

9/50

Platform for the use of an oral fluid immunoassay purchased by such end-user customer from OraSure or a Third Party shall not be considered a breach of this Section 3.1. Such assistance may include the supply of empty reagent cassettes to the end-user customer.

3.2	Assistance. Roche agrees to continue to provide assistance with respect to the OraSure Application for the Olympus 680 platform, as outlined in the letter dated M ay 27, 2013 from Roche to OraSure and attached hereto as Exhibit H.

3.3	Early Termination of Supply. Roche shall be entitled to terminate this Agreement and the foregoing supply obligation upon not less than thirty (30) days prior written notice once OraSure is able to purchase from a Third Party commercial quantities of alternative Fully-Automated Oral Fluid immunoassays for each of the drugs-of-abuse indicated above in the definition of “Immunoassays” and for THC that have received FDA 510(k) clearance for use with the Second Generation Intercept® Device.

3.4	Payments. Roche agrees to pay OraSure the amount of $8.3 million (eight million three hundred thousand U.S. Dollars) within thirty (30) days after the Effective Date of this Agreement.

In addition, in the event OraSure places its final binding Purchase Order for Immunoassays during any one of the following periods, Roche shall pay OraSure the indicated amount of additional compensation:

(a)	On or prior to December 31, 2013, Roche shall pay to OraSure $6.0 million (six million U.S. Dollars);

(b)	During the period January 1, 2014 to June 30, 2014, Roche shall pay to OraSure $5.5 million (five million five hundred thousand U.S. Dollars);

(c)	During the period July 1, 2014 to September 30, 2016, Roche shall pay to OraSure $1.5 million (one and one-half million U.S. Dollars); or

(d)	During the period October 1, 2016 to September 30, 2017, Roche shall pay to OraSure $750,000 (seven hundred fifty thousand U.S. Dollars).

Any amount due to OraSure under this Section 3.4 shall be paid by Roche within thirty (30) days after placement of OraSure’s final Purchase Order to Roche. A final Purchase Order shall be deemed to have been placed by OraSure, upon Roche’s receipt of a formal notice by OraSure together with a copy of such final Purchase Order.

3.5	Regulatory Approvals. Roche shall ensure commercially reasonable efforts to maintain in good standing all approvals received from Regulatory Authorities for the Immunoassays that are in effect as of the Effective Date, including all 510(k) clearances for the Immunoassays received from the FDA.

3.6

To the extent OraSure is able to obtain a supply of alternative homogeneous Fully Automated immunoassays for DOA Detection in Oral Fluid (other than the Immunoassays), OraSure shall endeavor in good faith to make those immunoassays

10/50

available for purchase by Roche so long as it is not precluded from doing so by contract. The terms for supply of such immunoassays to Roche shall be subject to mutual agreement by the Parties.

4.	ORASURE RIGHTS AND COVENANTS

4.1	Immunoassays. OraSure shall have the right to market, distribute and sell the Immunoassays into any market without restriction, subject to compliance with applicable regulatory approvals and applicable law. For clarification purposes, OraSure shall be free, directly or indirectly, to enter into any agreement or other arrangement with, or assist, license, support or finance, any Third Party with respect to the development, commercialization, marketing, modification or sale of any homogeneous Fully-Automated Oral Fluid immunoassays for use with the Intercept® Device in DOA Detection.

4.2	Alternate Source. OraSure shall notify Roche as soon as practicable after one or more submissions to the FDA have been filed for clearance of immunoassays to be used with the Second Generation Intercept® Device for DOA Detection that are comparable to the Immunoassays.

5.	SUPPLY TERMS

5.1	Immunoassays. During the Term of this Agreement, Roche agrees to manufacture and supply to OraSure the Immunoassays in accordance with the Immunoassay Specifications set forth in Exhibit A, the Quality Requirements set forth in Exhibit C, and the other requirements of this Agreement, in exchange for payment of the applicable Transfer Prices set forth in Exhibit F-1.

5.2	Calibrators. During the Term of this Agreement, OraSure agrees to manufacture and supply to Roche the Calibrators in accordance with the Calibrator Specifications set forth in Exhibit B, the Quality Requirements set forth in Exhibit C, and the other requirements of this Agreement, in exchange for payment of the applicable Transfer Prices set forth in Exhibit F-2.

5.3	Technical Support. Each Party shall provide and maintain, at its own expense, adequate support services and a staff properly trained in all aspects of its Products to provide the other Party and its customers such levels of technical support throughout the Term that are commercially reasonable in light of the then current and reasonably anticipated sales volumes of such Products. In particular, Roche shall provide technical support for the Immunoassays, the Roche Platforms and the Roche Applications to OraSure and all customers served by OraSure pursuant to this Agreement. Technical support required under this Section 5.3 will include, without limitation, responding to questions from customers and the other Party regarding the Products and providing to the other Party and its customers, at no additional charge, all reasonable training to appropriate personnel in the proper use of its Products.

5.4

Terms and Conditions. The terms and conditions of this Agreement and its Exhibits shall control all sales of all Products hereunder between the Parties. No different or additional terms and conditions on any purchase order, acknowledgment or other transmittal, whether a standard business form or otherwise, utilized by OraSure or

11/50

Roche in connection with the sale of Products to the other Party shall be construed or deemed to be an amendment of or supplement to this Agreement or otherwise binding on either OraSure or Roche.

5.5	Purchases of Product. The Purchaser may purchase Products from the Supplier by issuing binding purchase orders (each, a “Purchase Order”) to the Supplier pursuant to the terms of this Agreement. Each Purchase Order shall be subject to Section 5.4 and shall state the quantity and type of Product to be purchased, delivery date(s), routing instructions, destination(s) and confirmation of the applicable Transfer Price hereunder. The Supplier shall indicate its acceptance or rejection of a Purchase Order within ten (10) Business Days after receipt; provided that the Supplier may reject a Purchase Order, in whole or in part, only if: (a) the Purchase Order fails to comply with the terms and conditions of this Agreement; or (b) the volume under the Purchase Order and all other accepted Purchase Orders covering the same period exceeds the volume in the Purchaser’s then current forecast (delivered pursuant to Section 5.6) for such period by more than 50% (fifty percent). If requested by Purchaser following the Purchaser’s receipt of the Supplier’s rejection notice under clause (b) above, the Supplier will use commercially reasonable efforts to deliver the excess volume of the Products specified in the rejected Purchase Order, but the Supplier’s failure to so deliver the excess volume shall not be a breach of this Agreement. In no event shall the Supplier be liable to any Third Party for the Supplier’s failure to deliver the Products to the Purchaser by any delivery due date set forth in any Purchase Order.

5.6	Forecasts. As soon as practicable after the Effective Date, each Party shall provide to the other Party a written forecast of the Party’s anticipated monthly requirements for each of the Products of the other Party during the subsequent twelve (12) months. Thereafter, no later than ten (10) days before the beginning of each calendar quarter during the Term, each Party shall provide the other Party with an additional, non-binding written forecast of the Party’s anticipated monthly requirements for each of the Products of the other Party during the subsequent twelve (12) months. Notwithstanding the foregoing, the Parties agree that binding Purchase Orders shall be issued on a made-to-order basis.

6.	SHIPMENT

6.1	Delivery Terms. Each Supplier shall ship its Products EX WORKS (Incoterms 2010) its respective facility. All risk of loss, damage, spoilage, improper storage, mishandling and negligence for all Product shall pass to Purchaser at the time of delivery to the shipper at Supplier’s facility. For purposes of clarification, Roche agrees that it will ship Immunoassays to OraSure solely from Roche’s facilities in Indianapolis, Indiana, U .S.A . or other U.S. locations.

6.2

Packaging. Each Supplier shall be responsible for boxing, crating, handling, storage and other packaging requirements for its Products prior to shipment. Each Supplier shall package, handle and otherwise prepare Product to be supplied for shipment in a manner that is: (a) in accordance with the applicable Product specifications and good commercial practice, (b) acceptable to common carriers for shipment, and (c) adequate to ensure safe arrival of the Products. All costs related to such boxing, crating, handling, storage and other packaging shall be borne by

12/50

the Supplier, except as provided below. Each Supplier shall arrange for transportation of its Products to the destination designated by the Purchaser, by a common carrier selected by the Purchaser. If the Purchaser requests non-standard packaging, the Supplier shall use reasonable efforts to accommodate that request and shall be entitled to charge an additional fee for such packaging in accordance with Supplier’s then existing pricing policies. The Supplier shall ensure that all Products are suitably packed for shipment in the Supplier’s standard containers and shall adhere, with regard to palettes or wooden packages to the rules of the International Plant protection Convention (IPPC) and meet the corresponding standard (ISPM No. 15).

6.3	Shipment Documents. The Supplier shall provide to the Purchaser, in advance of each shipment, all necessary information relating to such shipment, including without limitation, the identity of the carrier, flight number or similar information, scheduled arrival time and package identification number.

6.4	Product Identification. The delivered Products must be marked with Purchaser’s Purchase Order number, Purchaser’s catalogue number (in case of Roche: 11 digit), lot number, expiry date and quantity on the outside transport box, all packing slips and invoices in accordance with the applicable Specifications.

6.5	Certificate of Analysis. Supplier shall issue a certificate of analysis in respect of each batch of Product sold to the Purchaser, which – in addition to accompanying the delivery – shall be forwarded to Purchaser by facsimile. Each certificate of analysis shall include the results of testing performed by Supplier in accordance with its Quality Management System and shall confirm that the Product meets the applicable specifications. The expiration date on the certificate of analysis has to be given in the following format: year – month – last day of month (example: 2013-11-30). Purchaser shall be entitled to rely upon each Supplier certificate of analysis of the Product. Supplier shall provide Purchaser with any applicable validation certificates upon request.

7.	PRODUCT WARRANTIES

7.1	Roche Limited Product Warranty. Roche warrants to OraSure that: (a) each Immunoassay, when shipped, will conform to the Immunoassay Specifications, the Quality Requirements and all other terms of the this Agreement, (b) at the time of delivery, title to each Immunoassay shall be delivered to OraSure free and clear of all liens or encumbrances, (c) none of the Immunoassays shall, at the time of delivery, be adulterated or misbranded within the meaning of the Federal Food, Drug, and Cosmetic Act, as amended (21 U.S.C. 321-394), or similar law of any other jurisdiction, and (d) each Immunoassay shall be new and shall be free from defects in materials and workmanship for a period equal to its stated shelf life (the “Roche Warranty Period”).

7.2

OraSure Limited Product Warranty. OraSure warrants to Roche that: (a) each Calibrator, when shipped, will conform to the Calibrator Specifications, (b) at the time of delivery, title to each Calibrator shall be delivered to Roche free and clear of all liens or encumbrances, (c) no Calibrators shall, at the time of delivery, be adulterated or misbranded within the meaning of the Federal Food, Drug, and

13/50

Cosmetic Act, as amended (21 U.S.C. 321-394), or similar law of any other jurisdiction. and (d) each Calibrator shall be new and shall be free from defects in materials and workmanship for a period equal to its stated shelf life (the “OraSure Warranty Period”).

7.3	Disclaimer of Warranty. The express representations and warranties set forth in this Article 7, in Article 11 and in Exhibit C are in lieu of all other representations and warranties, whether expressed or implied. Each party hereby disclaims any and all other representations and warranties of any kind, expressed or implied, whether arising from a course of dealing or usage of trade, including, without limitation, the implied warranties of merchantability, fitness for a particular purpose and non-infringement.

7.4	Warranty Remedies. During the Roche Warranty Period and the OraSure Warranty Period, the purchasing Purchaser shall have the right to reject the whole batch and the applicable Supplier shall replace, at its own expense, or at the Purchaser’s option, refund or credit the purchase price of, any Product, as the case may be, that does not comply with the applicable limited warranty set forth in Sections 7.1 or 7.2 of this Agreement. The obligation to replace defective Products or provide a credit or refund pursuant to this Section 7.4 shall not apply to any Products that have been subjected to misuse, mishandling, storage in a manner inconsistent with labeling, neglect, modification or unusual physical or chemical stress after delivery to the Purchaser. Except for each Party’s indemnification obligations under Article 17, this Section 7.4 states the Parties sole and exclusive remedy for failure of any Products to comply with the applicable limited warranty set forth in Sections 7.1 and 7.2.

8.	PRICING; TERMS OF PAYMENT

8.1	Prices. Subject to the other provisions of this Section 8, the Transfer Prices for the Immunoassays and the Calibrators shall be as set forth in Exhibits F-1 and F-2, respectively.

8.2	Payment Terms. The Purchaser shall pay the Supplier all amounts due under this Agreement (other than those stated in Section 3.4) in U.S. Dollars no later than thirty (30) days from the date of the invoice from the Supplier for such amounts. Overdue amounts shall bear interest at a rate of one percent (1%) per month or such lower rate required by law, until paid. Payment of any amount by a Purchaser hereunder shall be made either by check or wire transfer to an account designated by the Supplier.

8.3	Taxes; Freight. Prices for the Products are EX WORKS (Incoterms 2010) the respective facility where the Products are shipped and are exclusive of all sales, use, ad valorem and other similar taxes, customs, duties and other similar imports, fees and governmental charges, and freight, shipping and insurance charges. Any such charges shall be the sole responsibility of the Purchaser.

8.4	Fixed Prices. Prices for Immunoassays and Calibrators shall be fixed for the Term of this Agreement.

14/50

9.	INTELLECTUAL PROPERTY LICENSES

9.1	License Grant by OraSure.

(a)	OraSure IPR. OraSure hereby grants Roche a non-exclusive, fully paid up, royalty-free, non-transferable license without the right to sublicense under the OraSure IPR, as necessary to perform Roche’s manufacturing, importation and other obligations respecting the Immunoassays and the Calibrators under this Agreement.

(b)	OraSure Clone. OraSure has transferred to Roche a clone for the production of certain cocaine antibodies (the “OraSure Clone”). OraSure hereby grants to Roche a non-exclusive fully paid up royalty-free, non-transferable limited license, without the right to sublicense, to use the OraSure Clone solely for the production of Immunoassays pursuant to this Agreement. Notwithstanding the foregoing, OraSure shall retain all right, title and interest in and to the OraSure Clone, subject to the limited license described above.

9.2	License Grant by Roche.

(a)	Roche IPR. Roche hereby grants OraSure a non-exclusive, fully paid up, royalty-free, non-transferable limited license without the right to sublicense under the Roche IPR, as necessary to perform OraSure’s marketing, manufacturing, distribution, importation and other obligations respecting the Immunoassays under this Agreement. It is expressly understood by the Parties that Roche has a non-exclusive license, without the right to sublicense, [***], and that no rights under that license shall be transferred or sub-licensed to OraSure under this Agreement, provided that to the extent OraSure makes, uses or sells the Immunoassays hereunder, such activity is being conducted on behalf of Roche and pursuant to Roche’s “have made” and/or “have sold” rights under the aforementioned license.

(b)	Roche Trademarks. Roche hereby grants OraSure a nonexclusive, fully paid up, royalty-free, non-transferable limited license to use Roche’s trademarks, trade names and logos as provided on Exhibit G or identified in writing by Roche from time to time (the “Roche Trademarks”) on labeling and promotional materials for the purpose of promoting and selling the Immunoassays in accordance with this Agreement. No labeling or promotional materials bearing the Roche Trademarks may be used without Roche’s prior written approval, which shall not be unreasonably withheld but shall be conditioned upon OraSure maintaining the distinctiveness of the trademarks of each Party and including a tag line that indicates that OraSure’s use of the Roche Trademarks is pursuant to a license from Roche. Notwithstanding anything herein to the contrary, OraSure’s use of the Roche Trademarks shall be conditioned upon OraSure’s compliance with Roche’s then-

[***]	Portions of this page have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

15/50

current quality standards, which standards Roche may update from time to time by written notice to OraSure, it being understood that OraSure may use up any packaging, labeling or promotional material that it has at the time of the update, either in stock or in process. Roche consents to OraSure’s use of all promotional, marketing and training materials for the Immunoassays that have been previously developed and approved by the Parties. For the avoidance of doubt, Roche shall have no obligation to provide any such material to OraSure.

9.3	No Other Rights; Allocation of Goodwill; Quality Control. Except for the licenses granted in this Article 9, neither Party shall acquire any right, title, or interest in any trademark, trade name, or logo, including foreign translations thereof, or any copyright, patent or other intellectual property of the other Party by reason of this Agreement.

10.	THIRD PARTY LICENSE

10.1	Compliance. Roche represents and warrants that Roche and its Affiliates will comply with the terms of [***], with respect to the Immunoassays, including payment of all royalties thereunder with respect to sales of the Immunoassays (whether sold separately or otherwise in combination with other products or equipment) by Roche or its Affiliates to OraSure or other customers. Roche represents and warrants that it will pay royalties under [***] based on OraSure’s net sales invoiced to its customers in the United States.

10.2	Report. OraSure agrees co-operate and to provide its net sales information for Immunoassays as reasonably requested by Roche to allow Roche to comply with its obligations towards the licensor under [***].

11.	REPRESENTATIONS AND WARRANTIES

11.1	Representations and Warranties by Roche. Roche represents and warrants as of the Effective Date and during the Term as follows:

(a)	Organization and Authority. It is a corporation validly existing and in good standing under the laws of the state or country of its organization or formation. It has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. All corporate acts and other proceedings required to authorize such execution, delivery, and consummation have been duly and properly taken and obtained.

(b)	Enforceability. This Agreement has been duly executed and delivered by Roche and constitutes legal, valid, and binding obligations of Roche enforceable against Roche in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization and other similar laws and equitable principles relating to or limiting creditors’ rights generally.

[***]	Portions of this page have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

16/50

(c)	No Conflicts. The execution, delivery and performance of this Agreement by Roche does not violate the provisions of, or constitute a breach or default under (i) the articles of incorporation or any other applicable corporate or organic documents of Roche or (ii) any material contract to which Roche may be bound.

(d)	Non-Infringement. Other than rights granted to Roche by OraSure under this Agreement and the Development Agreement, to the knowledge of Roche, Roche Controls all Intellectual Property Rights necessary to fulfill its duties and obligations pursuant to this Agreement. To the knowledge of Roche, the sale, distribution or use of the Immunoassays by the Parties as contemplated hereunder will not infringe or misappropriate the Intellectual Property Rights of any Third Party.

11.2	Representations and Warranties of OraSure. OraSure represents and warrants as of the Effective Date and during the Term as follows:

(a)	Organization and Authority. It is a corporation validly existing and in good standing under the laws of the State of Delaware, U.S.A. It has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. All corporate acts and other proceedings required to authorize such execution, delivery, and consummation have been duly and properly taken and obtained.

(b)	Enforceability. This Agreement has been duly executed and delivered by OraSure and constitutes legal, valid, and binding obligations of OraSure enforceable against OraSure in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization and other similar laws and equitable principles relating to or limiting creditors’ rights generally.

(c)	No Conflicts. The execution, delivery and performance of this Agreement by OraSure does not violate the provisions of, or constitute a breach or default under (i) the articles of incorporation or any other applicable corporate or organic documents of OraSure or (ii) any material contract to which OraSure may be bound.

(d)	Non-Infringement. Other than rights granted to OraSure by Roche under this Agreement and the Development Agreement, to the knowledge of OraSure, OraSure Controls all Intellectual Property Rights necessary to fulfill its duties and obligations pursuant to this Agreement.

11.3	No Re-packaging or Re-Labeling. Neither Party shall re-package or re-label Products purchased from the other; provided that Products can be aggregated and packaged in shipping boxes or containers with labeling approved by the other Party.

17/50

12.	RECALLS; COMPLAINTS

12.1	Recall. Each Party shall immediately notify the other Party in writing should it become aware of any defect or condition that may render any Product unsafe to use or in violation of any applicable requirement of law or that may constitute a deviation from the warranties made in Articles 7 or 11 or Exhibit C. Upon the determination of the Supplier to recall the affected Product, the Parties shall carry out any recall or replacement in full compliance with applicable laws and regulations and in the manner agreed upon between the Parties in as expeditious a manner as possible and in such a way as to cause the least disruption and to preserve customer goodwill and the reputation of the affected Product and the Parties. Each Party shall reimburse the other Party in full for all reasonable, direct costs of the recall or replacement of a Product it supplied hereunder, but only if the recall or replacement results from a defect in the manufacture, packaging, or labeling of the Product or from any breach of warranty by such Party, and not from any action taken or omitted by the other Party. The direct costs for which a Party shall reimburse the other Party shall be limited to out-of-pocket costs, such as mailing and printing costs and other amounts paid to Third Parties. Neither Party shall have liability to the other Party (or others) for indirect costs of the recall or replacement, such as lost profits, employee time, or overhead. Notwithstanding the foregoing, Purchaser shall have the right to request a recall of the Product if Purchaser, in good faith, believes a Recall is warranted. In such case, Supplier shall consider in good faith whether or not to recall the Product.

12.2	Complaints. Each Party shall notify the other Party promptly of the receipt of any complaints about such other Party’s Products and shall forward all complaints to the other Party or its local Affiliate of other Party as soon as practicable after receipt by the Party. Each Party shall have primary responsibility for investigating, responding and reporting to all such complaints relating to its Products. Each Party shall cooperate with the other Party, as necessary and useful, to investigate and respond to such complaints.

13.	RECORDS AND AUDIT RIGHTS

13.1	Records of Sales. OraSure shall maintain accurate and complete records of each sale and use of the Immunoassays. Each Party shall comply with all record-keeping requirements imposed by the FDA or other regulatory or governmental authorities. Each Party promptly shall disclose to the other Party any records required to be maintained under this Section 13.1, including such records as may be necessary for the other Party to comply with all regulatory approvals obtained for the import, marketing, sale, use or distribution of the Products and other requirements of the FDA.

13.2	Manufacturing Records. In compliance with applicable laws, GM P and its own internal quality systems, each Party shall maintain reproducible records of all information, data and documentation relating to its manufacturing processes, its Products, the Quality Requirements, and the applicable Specifications and its performance under this Agreement (the “Manufacturing Records”), including, without limitation, incoming quality control tests and/or inspection reports, final inspection reports, certificates of analysis or compliance, batch records, design records, written policies and procedures, test results, reports, correspondence, memoranda, safety information and information relating to recalls until five (5) years after the expiration or early termination of this Agreement.

18/50

13.3	Audit of Manufacturing Records. Within five (5) Business Days after a request is made by either Party, the other Party’s manufacturing processes, Products and Manufacturing Records shall be open to audit, inspection, examination and evaluation during normal working hours and at reasonable intervals, by the requesting Party or its authorized representatives to the extent reasonably necessary to evaluate the other Party’s compliance with applicable laws and/or other requirements in connection with its performance under this Agreement. Without limiting the generality of the foregoing, the Party being audited shall permit the requesting Party or its authorized representative, subject to reasonable confidentiality restrictions, to enter the manufacturing, packaging, and quality control facilities to inspect and audit all the manufacturing processes (including equipment, facilities, operations and procedures), Products (including by sampling of such Products) and Manufacturing Records (including Records relating to quality assurance and regulatory compliance as they pertain to the Product(s) or to the system support and processes used to manufacture, process and/or package the Product(s)). For the purpose of such audits, inspections, examinations, and evaluations, the requesting Party or its authorized representatives shall have access to such manufacturing processes, Products and Manufacturing Records beginning on the Effective Date and continuing until five (5) years after the termination or expiration of this Agreement. In addition, the Party being audited shall provide adequate and appropriate workspace for the requesting Party or its authorized representatives to conduct such audits, inspections, examinations and evaluations

14.	SECURING OF SUPPLY – RISK MANAGEMENT

14.1	Raw Materials. Supplier shall maintain such stock of raw materials and packaging sufficient to ensure Purchaser’s prospective three months requirement of Products.

14.2

Failure to Supply. As soon as practicable after the Effective Date, the Parties shall establish an Operations Coordination Committee (“OCC”), which shall include representatives from each Party’s operations and supply chain management organizations. The OCC shall meet (by phone or in person) at least on a quarterly basis in locations alternately selected by each Party to discuss (a) Product supply performance for each Party; (b) the maintenance of minimum safety stocks for each Party for both finished Products and critical raw materials; (c) the performance and robustness of each Party’s manufacturing processes and any identifiable risks to Product supply; and (d) any manufacturing process non-conformances or deviations experienced by either Party which could create a risk to Product supply. Each Party shall cooperate with the other and provide information reasonably required for the OCC to perform its functions under this Section 14.2. The OCC will evaluate potential risks to Product supply and develop action plans to avoid supply interruptions and customer backorders. The OCC shall meet more frequently than quarterly if necessary in order to address critical supply issues or to resolve or prevent potential supply problems. If either Party is unable to correct or prevent a supply interruption, the OCC will determine in good faith plans to resolve such problems, including the potential transfer of one or more manufacturing processes to a Third Party or another location managed by an affected Party. Each Party may appoint a Project Logistics Manager from its organization and, upon the appointing Party’s request, such Manager will be permitted to work at the other Party’s manufacturing facilities for periods of time

19/50

to be reasonably determined by the OCC. Each Project Logistics Manager shall assist the OCC in scheduling and conducting meetings and performing its functions hereunder.

15.	DURATION; TERMINATION

15.1	Term. The term of this Agreement will commence on the Effective Date and shall expire on the 5th (fifth) anniversary of the Effective Date unless terminated earlier pursuant to Sections 15.2, 15.3 or 3.3 (the “Term”).

15.2	Termination for Cause. This Agreement may be terminated as follows:

(a)	Termination for Breach. Either Party may terminate this Agreement: (i) sixty (60) days following written notice if the other Party is in breach of any material obligation under this Agreement, where such breach is capable of being cured and the breaching Party fails to cure the breach within such sixty (60) day period and (ii) immediately upon written notice if the other Party is in breach of any material obligations under this Agreement and such breach is incapable of being cured.

(b)	Failure to Pay. Either Party may terminate this Agreement if the other Party has failed to pay timely any amounts due under this Agreement which non-payment is not cured within thirty (30) days of receipt of written notice of such non-payment, provided that the Agreement shall not be terminated if the other Party’s failure to pay all or any portion of any invoice is base on such Party’s good faith dispute regarding the invoice.

(c)	Insolvency. Either Party may terminate this Agreement immediately upon written notice in the event that bankruptcy, insolvency, dissolution or liquidation proceedings of any nature are instituted by or against the other Party, the other Party makes an assignment of its assets for the benefit of its creditors or the other Party discontinues all or a significant part of the business operations of the other Party that are material to the performance of such Party’s obligations under this Agreement.

(d)	Attempted Assignment. Either Party may terminate this Agreement immediately upon written notice upon the occurrence of an attempted assignment or transfer by the other Party that is prohibited by Section 20.1.

(e)	Force Majeure Event. Either Party may terminate on thirty (30) days written notice if a Party is subject to force majeure event, as described in Section 20.13, that has extended or is reasonably likely to extend for a continuous period of at least 180 days.

15.3

Termination for Infringement. Either Party may terminate this Agreement upon thirty (30) days written notice pursuant if a Third Party asserts or threatens any bona fide claim, suit or action asserting that any of the manufacture, marketing, import, sale or use of any of such Party’s Products infringes upon any Intellectual Property Rights of such Third Party and the Party responsible for the manufacture

20/50

of such Products reasonably determines after consultation with outside legal counsel that the other options provided in Section 17.4 are not commercially practicable.

15.4	Events Upon Termination. Upon termination or expiration of this Agreement:

(a)	Following termination of this Agreement, OraSure may continue selling any inventory of the Immunoassays remaining in its possession after such termination.

(b)	Roche shall cease to produce antibodies from the OraSure Clone and, at OraSure’s request, either destroy the OraSure Clone or return the OraSure Clone to OraSure or its designee.

(c)	Except as otherwise provided under this Section 15.4, this Agreement shall become void and have no further effect, without liability on the part of either Party hereto, provided that neither Party shall be relieved from any obligation already accrued prior to the effective date of such expiration or termination, nor from any liability for a breach of this Agreement occurring prior to such effective date of such expiration termination.

(d)	Articles 7, 9, 10, 11, 12, 13, 16, 17, 18, 19 and 20 and Sections 3.1 and 15.4 of this Agreement shall survive any expiration or termination of this Agreement.

16.	CONFIDENTIALITY

16.1	Confidential Treatment. During the Term of this Agreement and for a period of five (5) years thereafter, each Party agrees not to disclose any of the other Party’s Confidential Information to any Third Party or use any such Confidential Information for any purpose other than the performance or enforcement of this Agreement, except as permitted hereunder, without first obtaining the other Party’s prior written consent.

Each Party further agrees to take all practicable steps to ensure that any such Confidential Information shall not be used by its Affiliates, Representatives or advisors, except under same terms of confidentiality as stated herein. Each Party shall be responsible for any breach of this Article 16 by any of its Affiliates, Representatives or advisors.

16.2	Exceptions. The above provision of confidentiality and non-use shall not apply to that part of such Confidential Information which the receiving Party is clearly able to demonstrate:

(a)	was fully in its possession prior to receipt from the other; or has been independently developed as shown by respective documents; or

(b)	was in the public domain at the time of receipt from the other; or

(c)	became part of the public domain through no default of the receiving Party, its Affiliates, Representatives or advisors; or

21/50

(d)	was lawfully received from some Third Party having a right of further disclosure; or

(e)	is required to be disclosed by law or applicable government regulations.

16.3	Disclosure. A receiving Party may disclose the other Party’s Confidential Information pursuant to applicable law (including applicable securities laws and regulations and the rules of any stock exchange) or subpoena or other governmental order or process only if the receiving Party, if legally permitted, provides the disclosing Party with prompt written notice of such requirement sufficient to give the disclosing Party the opportunity to seek a protective order, injunction or other measure to limit or prevent the disclosure of its Confidential Information. Any such disclosure shall be limited to such portions of the Confidential Information that the receiving Party’s legal counsel advises is required under the applicable law, subpoena or order or process.

16.4	Return or Destruction of Confidential Information. Upon expiration or earlier termination of this Agreement, the receiving Party shall, upon request, promptly deliver to the disclosing Party all Confidential Information of the disclosing Party, together with all copies thereof, in the possession, custody or control of the receiving Party or, alternatively, with the written consent of the disclosing Party, destroy all such Confidential Information and certify such destruction in writing to the disclosing Party; provided, however, that the receiving Party may retain a list that contains general descriptions of the information it has returned or destroyed to facilitate the resolution of any controversies after the disclosing Party’s Confidential Information is returned.

17.	INDEMNIFICATION

17.1	OraSure Indemnity. OraSure shall, at its sole expense, defend, indemnify and hold harmless Roche and its Affiliates and their respective Representatives and permitted successors and assigns from and against all Losses incurred as a result of or in connection with any Third Party claim, suit or action (a “Third Party Claim”): (a) for bodily injury, personal injury, death and property damage caused by a Calibrator, or caused by the negligence of OraSure or any person for whose actions OraSure is legally liable; (b) arising out of a breach by OraSure of any of its representations and warranties set forth in Sections 7.2 or 11.2 of this Agreement and Exhibit C; or (c) asserting that any of the manufacture, marketing, sale, import or use of the Calibrators infringes upon, or constitutes a misappropriation of, such Third Party’s Intellectual Property Rights; provided, however, that in each case OraSure shall have no liability to Roche for any Losses to the extent that such Losses resulted from or arose out of: (i) the negligence or misconduct of Roche or any person for whose actions Roche is legally liable; (ii) a breach by Roche of any of its representations or warranties set forth in Sections 7.1 or 11.1 of this Agreement or Exhibit C; or (iii) any event or occurrence for which Roche has an indemnification obligation under Section 17.2.

17.2

Roche Indemnity. Roche shall, at its sole expense, defend, indemnify and hold harmless OraSure and its Affiliates and their respective Representatives, permitted successors and assigns from and against all Losses incurred as a result of or in

22/50

connection with any Third Party Claim: (a) for bodily injury, personal injury, death and property damage caused by any Immunoassay, or caused by the negligence of Roche or any person for whose actions Roche is legally liable; (b) arising out of a breach by Roche of any of its representations and warranties set forth in Sections 7.1 or 11.1 of this Agreement or Exhibit C; (c) asserting that any of the manufacture, marketing, sale, import or use of the Immunoassays infringes upon, or constitutes a misappropriation of, such Third Party’s Intellectual Property Rights; or (d) arising out of any claim that any of the Roche Trademarks constitutes an infringement or dilution of a Third Party’s trademark rights; provided, however, that in each case Roche shall have no liability to OraSure for any Losses to the extent that such Losses resulted from or arose out of: (i) the negligence or misconduct of OraSure or any person for whose actions OraSure is legally liable; (ii) a breach by OraSure of any of its representations or warranties set forth in Sections 7.2 or 11.2 of this Agreement or Exhibit C; or (iii) any event or occurrence for which OraSure has an indemnification obligation under Section 17.1.

17.3	Indemnification Limitation. Notwithstanding Sections 17.1 and 17.2, no Party shall have an indemnification obligation with respect to a claim that the combination of the Immunoassays, the Roche Platforms, the Calibrators and the Intercept® Device (and not such respective Products individually) infringes a Third Party’s patent rights.

17.4	Additional Rights for Claims of Infringement. Without limitation of any rights and obligations of OraSure and Roche under this Article 17, if a Third Party asserts or threatens any claim, suit or action asserting that any of the manufacture, marketing, import, sale or use of any Product infringes upon any Intellectual Property Rights of such Third Party, then the Supplier of such Product shall, at its election, either (a) procure a license for the other Party to continue selling and distributing the infringing Product, (b) modify such Product to make it non-infringing, (c) obtain a license from the Third Party and make an appropriate adjustment to the applicable Transfer Price, acceptable to the other Party, for the infringing Product hereunder to reflect any additional royalties payable by the other Party to such Third Party, or (d) if none of the foregoing is commercially practicable, terminate this Agreement.

17.5

Indemnification Procedures. If any Proceeding is commenced against a Party entitled to indemnification under Section 17.1 or Section 17.2 (the “Indemnified Party”), written notice thereof shall be given to the Party that is obliged to give the indemnification (the “Indemnifying Party”) as soon as reasonably possible. If, after such notice, the Indemnifying Party acknowledges that this Agreement applies with respect to such claim, the Indemnifying Party shall be entitled, if it so elects, in a written notice promptly delivered to the Indemnified Party, but in no event less than thirty (30) days prior to the date on which a response to such claim is due, to immediately take control of the defense and investigation of such claim. The Indemnified Party shall cooperate, at the Indemnifying Party’s cost, in all reasonable respects with the Indemnifying Party and its attorneys in the investigation, trial and defense of such claim and any appeal arising therefrom; provided, however, that the Indemnified Party may, at its own cost and expense, participate, through its attorneys or otherwise, in such investigation, trial and defense of such claim and any appeal arising therefrom. No settlement of a claim

23/50

or other Proceeding shall be entered into without the consent of the Indemnified Party which consent shall not be unreasonably withheld or delayed. If, after investigation of the facts known at the time, the Indemnifying Party disputes its obligation to indemnify the Indemnified Party: (a) the Parties shall cooperate to ensure that timely and adequate defense of the claim is provided, (b) all defense costs shall initially be shared equally, and (c) the dispute between the Parties regarding the Indemnifying Party’s obligation to indemnify shall be resolved in accordance with the provisions of Section 20.8; provided that if such dispute between the Parties is finally resolved in favor of the Indemnifying Party, all such defense costs shall be borne by the Indemnified Party, and if the matter is finally resolved in favor of the Indemnified Party, all such defense costs shall be borne by the Indemnifying Party.

17.6	Limitations on Liability. Except with respect to any damages or settlements amounts paid by an indemnified party to a third party that are subject to an indemnification obligation of the other party hereunder, or any direct claim for intellectual property infringement or misappropriation that may be asserted by one party against the other, neither party shall be liable for any special, incidental, consequential, indirect, enhanced or punitive damages arising in any way out of this agreement, however caused and on any theory of liability. This limitation will apply even if the other party has been advised of the possibility of such damage

18.	NOTICES

18.1	Notice. Any notice required or permitted to be given hereunder shall be sent in writing by registered or certified airmail, postage prepaid, return receipt requested, or by facsimile or hand delivery addressed to the Party to whom it is to be given as follows:

If to	Roche: F. Hoffmann-La Roche Ltd
Corporate Legal Department (CLL)
Grenzacherstrasse 124
4070 Basel
Switzerland
Attention: Head Legal Diagnostics
Facsimile No. +41 61 68 81396

With a copy to:	Roche Diagnostics International Ltd
Forrenstrasse 2
6340 Rotkreuz
Switzerland
Attention: Lifecycle Leader Core Reagents
Roche Professional Diagnostics
Facsimile No. +41 41 798 7387

If to OraSure:	OraSure Technologies, Inc.
220 East First Street
Bethlehem, PA 18015
Facsimile: (610) 882-2275
Attention: President
Facsimile No. 610-882-2275

24/50

With a copy to:	OraSure Technologies, Inc.
220 East First Street
Bethlehem, PA 18015
Facsimile: (610) 882-2275
Attention: General Counsel
Facsimile No. 610-882-2275

or to such other address or addresses as may from time to time be given in writing by either Party to the other pursuant to the terms hereof.

18.2	Effective Notice. Any notice given in accordance with this Article shall be effective upon receipt by the Party to whom it is addressed.

19.	MUTUAL RELEASES

19.1	Release by Roche: Except as provided in Section 2.1 and subject to OraSure’s compliance with the terms hereof, Roche, for itself and on behalf of its Affiliates, predecessors, successors and assigns (hereinafter in this Section 19.1 individually and collectively referred to as the “Roche Releasors”), fully and forever releases and discharges OraSure and its Affiliates, and each of their respective predecessors, successors, assigns, officers, directors, employees, agents, attorneys, advisors and shareholders (hereinafter individually and collectively referred to in this Section 19.1 as the “OraSure Releasees”), of and from any and all claims, controversies, actions, causes of action, suits, debts, accounts, bonds, covenants, contracts, agreements, promises, demands, damages, judgments, executions, costs, expenses, charges, liabilities, sums of money, doings, omissions, losses, exposures, and obligations of any kind whatsoever, at law or in equity, direct or indirect, known or unknown, matured or unmatured, that the Roche Releasors, or any of them, ever had, now has, or may have in the future by reason of, arising out of, or relating to any matter or cause whatsoever related to the Development Agreement or the Commercialization Agreement existing or occurring from the beginning of the world until the Effective Date of this Agreement.

19.2

Release by OraSure. Except as provided in Section 2.1 and subject to Roche’s compliance with the terms hereof, OraSure, for itself and on behalf of its Affiliates, predecessors, successors and assigns (hereinafter in this Section 19.2 individually and collectively referred to as the “OraSure Releasors”), fully and forever releases and discharges Roche and its Affiliates, and their respective predecessors, successors, assigns, officers, directors, employees, agents, attorneys, advisors, distributors and shareholders (hereinafter individually and collectively referred to in this Section 19.2 as the “Roche Releasees” ), of and from any and all claims, controversies, actions, causes of action, suits, debts, accounts, bonds, covenants, contracts, agreements, promises, demands, damages, judgments, executions, costs, expenses, charges, liabilities, sums of money, doings, omissions, losses, exposures, and obligations of any kind whatsoever, at law or in equity, direct or indirect, known or unknown, matured or unmatured, that the OraSure Releasors, or any of them, ever had, now has, or may have in the future by reason of, arising out of, or

25/50

relating to any matter or cause whatsoever related to the Development Agreement or the Commercialization Agreement existing or occurring from the beginning of the world until the Effective Date of this Agreement.

20.	MISCELLANEOUS

20.1	Assignment. This Agreement shall not be assigned by either Party without the prior written consent of the other Party. Such consent shall not be unreasonably withheld. Notwithstanding the foregoing, (a) Roche may assign or delegate at its sole discretion its rights and obligations under this Agreement, in whole or in part to any of its Affiliates, without any such prior written consent, but shall remain liable hereunder notwithstanding such assignment and (b) OraSure may assign or delegate at its sole discretion its rights and obligations under this Agreement, without such prior written consent, to any Person that succeeds to all or substantially all of its business or assets by purchase or sale, merger, consolidation or otherwise or acquires the line of business to which this Agreement relates (“OraSure Assignee”). Each Party promptly shall provide written notice to the other Party of any assignment or delegation of this Agreement. Any assignment or delegation of this Agreement in violation of this Section 20.1 shall be null and void, ab initio. If an OraSure Assignee is a company that develops and/or sells in vitro diagnostic assays and/or equipment and which generates sales of such assays and/or equipment in excess of $500,000,000 (five hundred million) U.S. Dollars) in any given calendar year, such OraSure Assignee shall not be entitled to sell Immunoassays under any Roche trademark and label and Roche shall be obligated to supply Immunoassays in accordance with this Agreement only under such OraSure Assignee’s own trademark and label.

20.2	Compliance with Laws. Each Party shall comply in all material respects with, and give all notices required by, all applicable laws of any governmental authority bearing on such Party’s performance of this Agreement as existing on the Effective Date and/or as enacted or amended during the Term hereof, including, without limitation, all requirements relating to human health, safety, animal derived materials, and the environment. In no instance shall either Party promote the Products in a manner that is inconsistent with existing regulatory clearances or approvals, or in a manner that shall cause the Products to become adulterated or misbranded under U.S. law or similar laws in any other jurisdiction. Each Party shall notify the other Party if it becomes aware of any non-compliance by it of any material requirement under applicable law and shall take all appropriate action necessary to comply with such applicable laws.

20.3	Compliance with Import and Export Regulations. Each Party acknowledges that Products delivered under this Agreement may be subject to export control laws and export or import regulations. Each Party is responsible for and agrees to comply strictly with all such laws and regulations and acknowledges that it has the responsibility to obtain licenses to export, re-export, or import as may be required.

In any case the applicable Supplier has to inform the Purchaser about the respective numbers/codes of the Products, software or technology according to the EU Dual Use List and/or the US Commerce Control List or any other EU and US export control regulation e.g. Weapons- or Munitions List etc. Further, the applicable Supplier shall notify the Purchaser about the percentage (%) of the US originated contents in the Products, software or technologies/services.

26/50

20.4	Entire Agreement. This Agreement and its attachments constitute the entire understanding between the Parties with respect to the subject matter hereof, and supersedes and replaces all prior agreements, understandings, writings and discussions between the Parties relating to said subject matter, except if explicitly exempted in this Agreement.

20.5	Amendments; Waivers. This Agreement may be amended and any of its terms or conditions may be waived only by a written instrument executed by both Parties, or, in the case of a waiver, by the Party waiving compliance. The failure of either Party at any time to require performance of any provision hereof shall in no manner affect its rights at a later time to enforce the same. No waiver by either Party of any condition or term in any instance shall be construed as a further or continuing waiver of such condition or term or of another condition or term.

20.6	Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the Parties hereto and their respective successors and permitted assigns.

20.7	Governing Law; Jurisdiction. This Agreement shall in all respects regarding substantive law be governed by and construed in accordance with the laws of the State of New York, U.S.A, exclusively, as such laws shall be in effect from time to time, and such laws shall also be applied to all disputes, claims and other proceedings which may arise hereunder or relating hereto, in the event of arbitration, court proceedings or otherwise, without giving effect to any choice of law or conflict of law provision or rule that would cause the application of the laws of any jurisdiction other than the State of New York, U.S.A. The Parties agree that any disputes arising hereunder shall be resolved pursuant to Section 20.8. To the extent any dispute is not subject to Section 20.8, the Parties each hereby submit to the exclusive jurisdiction of federal and state courts in the State of New York, U.S.A. for the purposes of any suit, action or other proceeding relating to such dispute. Each Party further agrees that service of any process, summons, notice or document by personal delivery, by registered mail, or by a recognized international express delivery service to such Party’s respective address set forth above shall be effective service of process for any action, suit or proceeding in New York, U.S.A. with respect to any matters to which it has submitted to jurisdiction in this Section. Each Party irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in the federal or state courts of the State of New York, U.S.A., and hereby and thereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

27/50

20.8	Dispute Resolution.

(a)	Attempt to Settle. Except as otherwise provided in this Section 20.8 below, in the event of any controversy or claim arising out of, relating to or in connection with any provision of this Agreement or the rights or obligations of the Parties hereunder, the Parties will try to settle their differences amicably between themselves as contemplated herein. Either Party may initiate such informal dispute resolution by sending written notice of the dispute to the other Party. Promptly following such notice, representatives of the Parties shall meet in person at a mutually agreeable location to negotiate in good faith a resolution to the dispute within the thirty (30) day period following the notice. If the executive officers are unable to promptly resolve such disputed matter within the said thirty (30) days, either Party may initiate arbitration proceedings in accordance with Section 20.8 hereof.

(b)	Arbitration. The Parties agree that if the dispute is unresolved after following the procedure in Section 20.8(a), then either Party may initiate binding arbitration in accordance with the commercial arbitration rules of the American Arbitration Association (“AAA”) then in force by providing written notice to the other Party informing the other Party of such intention and the issues to be resolved. The Parties shall agree upon and appoint three (3) arbitrators within thirty (30) days after the notice of arbitration is received, or if the Parties are unable to agree the arbitrators shall be selected in accordance with the applicable rules of the AAA. Such arbitrators shall have appropriate experience in the medical diagnostics industry and be independent of each of the Parties. The Parties shall use their best efforts to conclude the arbitration within six (6) months after the arbitrators have been appointed. Each arbitrator selected in accordance with this Section 20.8(b) shall be required to acknowledge his or her intention and availability to meet the Parties’ desire that a final decision be issued with respect to the dispute within six (6) months from the selection of the last arbitrator. The place of arbitration shall be New York City, New York, U.S.A. The costs of arbitration, including administrative and arbitrator fees, shall be shared equally by the Parties, provided that each Party shall bear the expenses of its witnesses, counsel and other experts. The award or decision of the arbitrators shall be in writing and shall be final and binding upon the Parties. Judgment upon the award or decision may be entered in any court having jurisdiction, or application may be made to such court for judicial acceptance of the award and/or an order of enforcement as the case may be.

(c)	Equitable Relief. Nothing in this Agreement shall be deemed as preventing any Party from seeking injunctive relief (or any other provisional remedy) from any court having jurisdiction over the Parties and the subject matter of the dispute as necessary to protect any Party’s name, proprietary information, Confidential Information or other Intellectual Property Rights or as contemplated by Section 20.16.

20.9

Severability. The Parties agree that if any part, term or provision of this Agreement shall be found illegal or in conflict with any valid controlling law, the validity of the remaining provisions shall not be affected thereby. In the event the legality of any provision of this Agreement is brought into question because of a decision by a

28/50

Court of competent jurisdiction of any country in which this Agreement applies, the Parties will discuss in order to revise or delete the provision in question so as to comply with the decision of said Court.

20.10	Headings. Headings and titles in this Agreement are for convenience purposes only and shall not in any way influence the construction, performance and enforcement of any of its provisions.

20.11	No Partnership or Agency. Nothing in this Agreement and no action taken by the Parties pursuant to this Agreement shall constitute, or be deemed to constitute, a partnership, agency, association, joint venture, or other cooperative entity. The Parties acknowledge that they are independent contractors and neither Party has the right or power, express or implied, to make any commitments of any kind on behalf of the other Party without prior written consent of the other Party.

20.12	Further Assurances. Each Party shall from time to time, at the request and cost of the other, now or at any time in the future, execute all documents and do all such acts and things as may be necessary or desirable to give full effect to this Agreement.

20.13	Force Majeure. Neither Party shall be liable for any failure or delay in its performance under this Agreement due to causes that are beyond its reasonable control, including acts of God, acts of civil or military authority, fires, epidemics, floods, earthquakes, riots, wars, sabotage, labor shortages or disputes, and governmental actions; provided that the delayed Party: (i) promptly gives the other Party written notice of such cause, and in any event within fifteen (15) days of discovery thereof, and (ii) uses its reasonable efforts to correct such failure or delay in its performance. The delayed Party’s time for performance or cure under Section 15.2 shall be extended for a period equal to the duration of the cause.

20.14	No Third-Party Beneficiaries. Except as expressly provided herein, nothing in this Agreement, either express or implied, is intended to or shall confer upon any Third Party any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

20.15	Counterparts. This Agreement may be signed in one or more identical original or facsimile counterparts, each of which shall be treated as an original but all of which, when taken together, shall constitute one and the same instrument. This Agreement may be translated into other languages, but the English version of this Agreement shall at all times control.

20.16	Irreparable Harm. Each Party acknowledges and agrees that, in the event of any threatened or actual breach by it of any provision of this Agreement, the other Party shall suffer immediate and irreparable injury not fully compensable by monetary damages and for which the other Party may not have an adequate remedy at law. Accordingly, each Party agrees that if the other Party institutes an action or proceeding to enforce any provisions of this Agreement, the other Party shall be entitled to injunctive or other equitable relief as may be necessary or appropriate to enjoin, prevent or curtail any such breach or threatened breach, without the posting of any bond or security. The foregoing shall be in addition to and without prejudice to such other rights as each Party may have under this Agreement, at law or in equity.

29/50

20.17	Publication. The Parties agree to publicly announce the principal terms of this Agreement following execution and to cooperate in the preparation and timing of one or more press releases to effect such announcement.

20.18	Rules of Construction.

(a)	Each of the Parties acknowledges and agrees that this Agreement has been diligently reviewed by and negotiated by and between them, that in such negotiations each of them has been represented by competent counsel and that the final agreement contained herein, including the language whereby it has been expressed, represents the joint efforts of the Parties hereto and their counsel. Accordingly, in the event an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provisions of this Agreement.

(b)	The definitions of the terms herein shall apply equally to the singular and plural forms of the terms defined, and derivative forms of any capitalized term defined herein shall have meanings correlative to the meaning specified herein. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” The word “any” shall mean “any and all” unless otherwise clearly indicated by context. “$” as used in this Agreement means the lawful currency of the United States. Where either Party’s consent is required hereunder, except as otherwise specified herein, such Party’s consent may be granted or withheld in such Party’s sole discretion.

(c)	Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or therein), (ii) references to this Agreement include all Exhibits, which are incorporated herein and made part hereof, and any duly executed amendments to the foregoing; (iii) any reference to any laws herein shall be construed as referring to such laws as from time to time enacted, repealed or amended, (iv) any reference herein to any Person shall be construed to include the Person’s successors and assigns, (v) the words “herein” “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, and (vi) all references herein to Articles, Sections, or Exhibits, unless otherwise specifically provided, shall be construed to refer to Articles, Sections, or Exhibits of this Agreement.

30/50

20.19	Annexes. The following annexes shall form integral parts of this Agreement:

Exhibit A	Immunoassay Specifications

Exhibit B	Calibrator Specifications

Exhibit C	Quality Requirements for Products

Exhibit D	intentionally omitted

Exhibit E	Chemical Change Notification

Exhibit F-1	Immunoassay Transfer Prices

Exhibit F-2	Calibrators Transfer Prices

Exhibit G	Roche Trademarks

Exhibit H	Roche Letter to OraSure Dated May 27, 2013

31/50

IN WITNESS WHEREOF, the Parties have duly executed this Agreement as of the day and year first above written.

ORASURE TECHNOLOGIES, INC.		ROCHE DIAGNOSTICS OPERATIONS, INC.

By:	/s/ Ronald H. Spair	By:
Name:	Ronald H. Spair	Name:
Title:	CFO and COO	Title:

ROCHE DIAGNOSTICS GMBH		F. HOFFMANN – LA ROCHE LTD

By:	/s/ Jean-Claude Gottraux	By:	/s/ Claus-Joerg Ruetsch
Name:	Jean-Claude Gottraux	Name:	Claus-Joerg Ruetsch
Title:	Head of Roche Professional Diagnostics	Title:	Head Legal Diagnostics

By:	/s/ Claudia Böckstiegel	By:	/s/ Juan Cortizo
Name:	ppa Claudia Böckstiegel	Name:	ppa Juan Cortizo
Title:	Head Legal Professional Diagnostics	Title:	Legal Counsel

32/50

Exhibit A

Immunoassay Specifications

1	Use	Specification

1.1	Intended Use	[***]

1.2	Business/markets	[***]

1.4	Controls / Calibrators (2 levels / 6 levels)	[***] [***] [***] [***] [***] [***] [***] [***]

1.5	Equipment / Applications	[***] [***] [***]

1.6	Panels / Assays Developed	[***] [***] [***] [***] [***]

2	Performance Characteristics

2.1	Analytical Sensitivity/ (Limit of Detection)	[***]

2.2	Specificity Compared to Mass Spectrometry	[***]

2.3	Sensitivity Compared to Mass Spectrometry	[***]

2.4	Method Comparison	[***]

2.5	Resolution (Control Levels)	[***]

2 .6	Cutoff (Phase 1) Amphetamine Methamphetamine/ MDMA Cocaine (BZE) Opiates Phencyclidine (PCP)	[***] [***] [***] [***] [***] [***]

2.8	Cross Reactivity

	Amphetamines	[***] [***] [***] [***] [***] [***] [***] [***]

[***]	Portions of this page have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

33/50

	Methamphetamine/MDMA	[***] [***] [***] [***] [***] [***] [***] [***] [***] [***]

	Cocaine	[***]

	Opiates	[***] [***] [***] [***] [***] [***]

	Phencyclidine (PCP)	[***] [***] [***]
2.9	Calibrators Target Analytes Amphetamine Methamphetamine/ MDMA Cocaine Opiates Phencyclidine (PCP)	[***] [***] [***] [***] [***]
2.10	Calibrator Levels Amphetamine Methamphetamine Cocaine (BZE) Opiates (Morphine) PCP	[***] [***] [***] [***] [***] [***]
2.11	Control Levels Amphetamine Methamphetamine Cocaine (BZE) Opiates (Morphine) PCP	[***] [***] [***] [***] [***] [***]

2.12	Precision Semi-quantitative	Intra-Assay	Inter-Assay

	Amphetamines	[***] [***]	[***] [***]

[***]	Portions of this page have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

34/50

	Methamphetamine	[***] [***]	[***] [***]

	Cocaine	[***] [***]	[***] [***]

	Opiates	[***] [***]	[***] [***]

	PCP	[***] [***]	[***] [***]

3	Stability

3.1	Reagents - Shelf Life (2 - 8C)	[***] [***]

3.2	Calibrators – Shelf Life (2 - 8C)	[***]

3.3	Control – Shelf Life (2 - 8C)	[***]

3.4	Reagents – Onboard Stability	[***]

3.5	Controls Stability - Open Bottle[***]

3.6	Calibrator Stability - Open Bottle[***]

3.7	Sample– Intercept device	[***] [***]

4	Regulatory Requirements

4.1	Approval Requirements	[***]

[***]	Portions of this page have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

35/50

Exhibit B

Calibrator Specifications

DAT Oral Fluid Calibrators and Controls

Formulation of product	[***]

Matrix of product	[***]

Handling of product	[***]

Source of added components	[***]

Size of components	[***] [***]

Bottle material	[***]

Storage conditions	[***]

Acceptance cirteria	[***]

Real time	[***]

Stress	[***]

Shipping category	[***]

Minimum expiration date	[***]

Opened/reclosed bottle	[***]

Performance – typical analyte concentration	[***] [***] [***] [***] [***] [***] [***] [***] [***] [***]

[***]	Portions of this page have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

36/50

Specifications	Requirements

1 OF DAT Cal 0

1.a. Appearance	[***]

1.b. Drug Analyte • None (Negative) – Assay testing	[***]

2 OF DAT Cal A 1

2.a. Appearance	[***]

2.b. Drug Analyte

• Phencyclidine (PCP) • LC/MS/MS Assay testing	[***] [***]

• Benzoylecgonine • LC/MS/MS Assay testing	[***] [***]

• Morphine • LC/MS/MS Assay testing	[***] [***]

• Methamphetamine • LC/MS/MS Assay testing	[***] [***]

Specifications	Requirements

3 OF DAT Cal A 2

3.a. Appearance	[***]

3.b. Drug Analyte

• Phencyclidine (PCP) • LC/MS/MS Assay testing	[***] [***]

• Benzoylecgonine • LC/MS/MS Assay testing	[***] [***]

• Morphine • LC/MS/MS Assay testing	[***] [***]

• Methamphetamine • LC/MS/MS Assay testing	[***] [***]

Specifications	Requirements

4 OF DAT Cal A 3

4.a. Appearance	[***]

4.b. Drug Analyte

[***]	Portions of this page have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

37/50

• Phencyclidine (PCP) • LC/MS/MS Assay testing	[***] [***]

• Benzoylecgonine • LC/MS/MS Assay testing	[***] [***]

• Morphine • LC/MS/MS Assay testing	[***] [***]

• Methamphetamine • LC/MS/MS Assay testing	[***] [***]

Specifications	Requirements

5 OF DAT Cal A 3

5.a. Appearance	[***]

5.b. Drug Analyte

• Phencyclidine (PCP) • LC/MS/MS Assay testing	[***] [***]

• Benzoylecgonine • LC/MS/MS Assay testing	[***] [***]

• Morphine • LC/MS/MS Assay testing	[***] [***]

• Methamphetamine • LC/MS/MS Assay testing	[***] [***]

Specifications	Requirements

6 OF DAT Cal A 3

6.a. Appearance	[***]

6.b. Drug Analyte

• Phencyclidine (PCP) • LC/MS/MS Assay testing	[***] [***]

• Benzoylecgonine • LC/MS/MS Assay testing	[***] [***]

• Morphine • LC/MS/MS Assay testing	[***] [***]

• Methamphetamine • LC/MS/MS Assay testing	[***] [***]

[***]	Portions of this page have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

38/50

Specifications	Requirements

1 OF DAT Control 0

1.a. Appearance	[***]

2 OF DAT Control Set A POS

2.a. Appearance	[***]

2.b. Drug Analyte

• Phencyclidine (PCP) • LC/MS/MS Assay testing	[***] [***]

• Benzoylecgonine • LC/MS/MS Assay testing	[***] [***]

• Morphine • LC/MS/MS Assay testing	[***] [***]

• Methamphetamine • LC/MS/MS Assay testing	[***] [***]

Specifications	Requirements

3 OF DAT Control Set A NEG

3.a. Appearance	[***]

3.b. Drug Analyte

• Phencyclidine (PCP) • LC/MS/MS Assay testing	[***] [***]

• Benzoylecgonine • LC/MS/MS Assay testing	[***] [***]

• Morphine • LC/MS/MS Assay testing	[***] [***]

• Methamphetamine • LC/MS/MS Assay testing	[***] [***]

[***]	Portions of this page have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

39/50

Exhibit C

Quality Requirements for Products

1.	Roles. Supplier shall comply with all laws applicable to a manufacturer of finished medical devices, including without limitation, pre-market notification and quality system requirements, if applicable.

2.	Compliance with Quality Assurance and Quality System Regulations. Supplier represents and warrants as follows: (a) the manufacturing processes used to produce its Products comply with all applicable laws. Supplier further represents and warrants that Supplier shall maintain purchasing controls in accordance with all applicable laws and shall establish and maintain procedures to ensure that Supplier’s subcontractors, vendors and manufacturers comply with all such applicable laws. Supplier shall provide Provider with any applicable validation certificates upon request. Supplier represents and warrants that an installation qualification, operational qualification, and performance qualification has been performed on the manufacturing processes for the Products in accordance with GM P. Without limiting the warranty in this Paragraph, Supplier warrants that none of its Products, at the time of delivery, are adulterated or misbranded within the meaning of the Federal Food, Drug, and Cosmetic Act, as amended (21 U.S.C. 321-394), or similar law of any other jurisdiction.

3.	Incoming Quality Control Tests/Inspections. Supplier shall perform appropriate incoming quality control tests and/or inspections to determine that the quality of the component parts and/or raw materials used in the manufacture of its Product(s) meets Supplier’s requirements. Supplier shall keep complete, accurate, and reproducible records of all data relating to such component parts and/or raw materials. Supplier shall maintain an appropriate system for auditing its subcontractors, vendors or manufacturers (if any).

4.	Final Inspection of Lots. Supplier shall use statistical or other appropriate sampling to inspect every lot of its Product(s) to be delivered to Provider for compliance with the applicable Specifications and the other terms and conditions of this Agreement prior to shipment, and shall issue a certificate of compliance in a form reasonably satisfactory to Provider in respect thereof.

5.	Reports, Complaints and Inquiries from Governmental Authority.

(a) Adverse Event Reports. Supplier shall be responsible for reporting adverse device events, malfunctions, incidents, near incidents and other reportable events for its Product(s) to relevant Regulatory Authorities pursuant to the applicable laws of any jurisdiction in which the Product is marketed or sold, including the FDA’s medical device reporting requirements set forth in 21 C.F.R. Part 803. Provider shall provide such assistance and information as Supplier reasonably requests to fulfill its reporting obligations for the Product. Supplier shall maintain files and records as required by 21 C.F.R. 803 (or similar provisions of other applicable laws). Any adverse experience information obtained by a Party with respect to the other Party’s Products shall be reported to the other Party, by telephone or by facsimile within three (3) Business Days after initial receipt of any such information: provided, however, any report of a serious adverse event or any

40/50

report of a death shall be reported to the other Party by telephone within twenty-four (24) hours after receipt of the information and by facsimile within forty-eight (48) hours after receipt of the information.

(b) Inquiries from Regulatory Authority. If either Supplier or Provider receives notice of an inspection, audit, or inquiry by a Regulatory Authority relating to the Product(s), arising from the any activities under this Agreement, or concerning either Party’s compliance with applicable laws in connection with its activities under this Agreement, the Party receiving such notice of inspection, audit, or inquiry will notify the other Party as soon as possible, but in no event later than forty-eight (48) hours after receipt of such notice or notification, and provide to the other Party, within seventy-two (72) hours, copies of any documents received from or supplied to the Regulatory Authority that are relevant to the inspection or inquiry. Supplier and Provider agree to cooperate reasonably with each other during any inspection, investigation or other inquiry, including providing information and/or documentation as requested by the Regulatory Authority.

6.	Regulatory Approval. Supplier represents and warrants to Provider that Supplier will use commercially reasonable efforts to obtain and maintain any existing marketing approvals or clearances for the Products required by applicable Regulatory Authorities in the United States and other applicable jurisdictions. Supplier hereby grants to Provider the fully paid-up right during the Term of this Agreement to use any and all regulatory approvals and clearances related to the Products owned by or licensed to Supplier. Provider shall have a right of reference to any and all technical, scientific and clinical data in any application for marketing approval or clearance for the Product.

7.	Supplier Corrective Action Request. If, during the Term of this Agreement, Provider reasonably identifies an issue that may affect the quality of a Product(s), its components or raw materials, Supplier’s manufacturing processes or quality control processes or procedures, Provider may at its sole discretion, issue to Supplier a Supplier Correction Action Request (each a “SCAR”). Within fifteen (15) Business Days after the issue date of the SCAR, Supplier shall deliver to Provider a detailed response to the SCAR (a “SCAR Response”). If final closure and verification on the issue or issues identified in the SCAR cannot be achieved within fifteen (15) Business Days of Supplier’s receipt of the SCAR, as part of the SCAR Response, Supplier shall submit to Provider an action plan detailing its proposed plan to correct the issues identified in the SCAR. Provider shall have the right to review and propose revisions to any such action plans. Following Provider’s approval and Supplier’s initial implementation of the corrective action plan, Supplier shall provide bi-weekly status reports, upon reasonable request, to Provider until final verification of the corrective action is accomplished and Provider accepts the corrective action by written notice to Supplier.

8.	Regulatory Documentation. Supplier shall accurately prepare and maintain all necessary and customary records as required by law, including without limitation records related to the manufacturing processes undertaken by Supplier pursuant to this Agreement in compliance with all applicable laws. Provider shall have access to and the right to review such records, upon request and without charge, in order to ensure compliance with this Agreement.

41/50

9.	Violations. Supplier shall notify Provider as soon as practicable after becoming aware of any violation of any applicable laws or Quality Requirements, relating to its Product(s), the manufacturing processes, or otherwise relating to or arising out of Supplier’s activities pursuant to this Agreement.

42/50

Exhibit E

Chemical Change Notification- CCN

PROCEDURE FOR USE OF CHEMICAL CHANGE NOTIFICATION FOR

ROCHE DIAGNOSTICS PRODUCTS PRODUCED BY OEM-PARTNER

Information required by RDO from the OEM-Partner concerning changes in device(s) chemical change notification Procedure (CC N)

1.	Preliminary remarks

Any planned changes in device on behalf of the OEM-Partner must be notified to RDO at least 2 to 3 months prior to the change. On receiving notification a CCN-procedure will be started at RDO. Alterations in device specification as agreed to in any previous contract, are not a constituent part of the CCN-procedure. Such alterations require special agreement and consent by both parties.

In the case of any alteration(s) the OEM-partner must provide evidence that the change in the device makes no change to the product specification or quality (validation, verification). It remains the privilege of RDO to make any necessary comments concerning the aforementioned alterations. If judged necessary by RDO further experimental evidence must be provided by the OEM-partner. The first two production lots, produced following an alteration in the device, must have all necessary quality control examinations. These examinations must be carried out by the OEM - partner.

2.	List of planned device changes, about which RDO must be informed in advance:

•	Changes in manufacturing facilities, methods or quality procedures

•	Changes in principle of operation, ingredients, principle of operation, or physical layout of the device

•	Change of critical raw materials

•	Change of supplier of critical compounds

•	Labeling changes

•	Changes in packaging

•	Changes in the sterilization procedures

•	Changes of the expiration date of the device

•	Changes in the stability of the device

43/50

3.	Partners responsible at RDO

Window person in QA RDO

44/50

CHEMICAL CHANGE NOTIFICATION REPORT

CCN-REPORT

Company:

Product Name:

Material Number:

Originator and Dept.:	Date:

Description of intended change:

Reason(s) for intended change:

Validation/verification of intended change:

Risk assessment for intended change:

Plan date for implementation:

Departmental Approval:	Date:

Accept

The change has no effect on product specification (attach data)

final disposition approval (authorized persons):

Research and Development	Date:

Re-engineering Development	Date:

Production:	Date:

Quality Assurance:	Date:

The change is accepted by RDO	☐

The change is not accepted by RDO	☐

45/50

Exhibit F-1

Immunoassay Transfer Prices

	[***]	[***]	[***]

Amphetamine	[***]	[***]	[***]

Methamphetamine	[***]	[***]	[***]

Cocaine	[***]	[***]	[***]

Opiates	[***]	[***]	[***]

PCP	[***]	[***]	[***]

[***]	Portions of this page have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

46/50

Exhibit F-2

Calibrators & Controls Transfer Prices

	Roche Cat.-No.	OraSure Cat.-No.	Product name	Description	Packaging	Transfer Price to Roche
	[***]	[***]	[***]	[***]	[***]	[***]
CALIBRATORS	[***]	[***]	[***]	[***]	[***]	[***]
	[***]	[***]	[***]	[***]	[***]	[***]

CONTROLS	[***]	[***]	[***]	[***]	[***]	[***]
	[***]	[***]	[***]	[***]	[***]	[***]

[***]	Portions of this page have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

47/50

Exhibit G

Roche Trademarks

COBAS®

cobas®

cobas c

MODULAR

48/50

Exhibit H

Roche Letter to OraSure Dated

May 27, 2013

OraSure Technologies, Inc.

220 East First Street

Bethlehem, PA 18015

Facsimile: (619) 882-2275

Attention: Douglas A. Michels, President

May 27, 2013

Joint Development and Cross-License Agreement between OraSure Technologies. Inc. and Roche Diagnostics Operations, Inc., Roche Diagnostics GmbH and F. Hoffmann-La Roche Ltd dated June 15, 2008 (“Development Agreement”) Request for assistance with Olympus 680 applications

Dear Mr. Michels

Following our last discussion in Chicago, we have carefully reviewed OraSure’s request for assistance with Olympus 680 applications.

While we maintain our position as communicated in Roche’s notice of termination dated November 22, 2012 and disagree with the view that OraSure response letter dated December 21, 2012, we are willing to work on this specific application process with OraSure.

We currently estimate that the sequence of next steps will be as follows:

•	Finalization of documents (protocols and reporting templates) at Roche takes about 1 week.

•	As soon as application data are available from OTI Roche needs approximately 3 months for the compilation and review of application reports and labeling changes.

Please note that our agreement to support OraSure in this matter is made without prejudice and does not constitute an acknowledgement of any contractual obligation.

Please contact Randy Pritchard, should you have further questions. We look forward to continuing our discussions to reach a mutually-agreeable solution as to the state of our relationship.

49/50

Sincerely,

Roche Diagnostics GmbH

/s/ Jean-Claude Gottraux	/s/ Claudia Böckstiegel
Jean - Claude Gottraux	ppa. Claudia Böckstiegel
Head of Roche Professional Diagnostics	Head Legal Professional Diagnostics

Copy to

OraSure Technologies, Inc.

220 East First Street

Bethlehem, PA 18015

Facsimile: (619) 882-2275

Attention: General Counsel

50/50